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                                                                  Exhibit 4.7


Number 1                                                          500,000 Shares

                               CLUETT AMERICAN CORP.

                               Total Authorized Issue
                       1,999,000 Shares Par Value $0.01 Each

         12 1/2% SERIES B SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2010

This Certifies that CEDE & CO. is the owner of FIVE HUNDRED THOUSAND Shares of the transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this _____ day of _____________ A.D. 1998.


/s/Bryan P. Marsal                                   /s/Steven J. Kaufman
-------------------                                  ---------------------
  President                                               Secretary

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                                                                              2


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITARY TRUST COMPANY SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE TRANSFER AGENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEROF, CEDE & CO., HAS AN INTEREST HEREIN.

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                                                                              3

HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

    For Value Received, ____________ hereby sell, assign and transfer unto (Please Insert Social Security or other identifying number of assignee) ____________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

    Dated ______________ 19__

    In presence of _________________________________________________________
______________________________